Exhibit 10.1

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

COMMERCIAL MANUFACTURING AND SUPPLY AGREEMENT

This Agreement is made as of the date of the last signature (the "Effective Date") between Bachem Ameri-cas, Inc., a California corporation, with its principal place of business at 3132 Kashiwa Street, Torrance, California 90505 (“Bachem”) and Amylyx Pharmaceuticals, Inc., an entity organized under the laws of Del-aware, having a usual place of business at 55 Cambridge Parkway, Suite 6W Cambridge, MA 02142 (“Amylyx”).

PREAMBLE

WHEREAS, Bachem is engaged in the business of manufacturing active pharmaceutical ingre-dients (“API”) and has a broad proprietary know-how in the development of the Manufacturing Process for APIs, such as peptides and oligonucleotides, including related analytical methods;

WHEREAS, Amylyx is a company engaged in research, development, manufacturing and sale of medicinal products, and;

WHEREAS, Amylyx desires to retain Bachem to manufacture and supply the Amylyx proprie-tary Product (as defined below). Furthermore, Amylyx desires to purchase the Product from Bachem and Bachem desires to sell the Product under the terms and conditions herein contained;

THEREFORE, the Parties hereto agree as follows:

ARTICLE 1 INTERPRETATION AND DEFINITIONS

Section 1.1 Preamble. The preamble to this Agreement forms an integral part hereof.

Section 1.2 Construction of Agreement. Unless the context otherwise clearly requires, when-ever used in this Agreement: (i) the words “include” or “including” shall be construed as incorporating, also, “but not limited to” or “without limitation;” (ii) the word “day” or “year” means a calendar day or calendar year unless otherwise specified; (iii) the words “hereof,” “herein,” “hereby” and derivative or similar words refer to this Agreement; (iv) references to any specific article, section or other division thereof shall be deemed to include the then-current amendments thereto; and (v) references to either Party include the successors and permitted assigns of that Party.

Section 1.3 Disclosure to Certain Entities. The Parties agree that each Party may disclose this Agreement and/or its terms to any Affiliate on a confidential basis, as well as its attorneys, insurers, account-ants or auditors as required or necessary.

Section 1.4 Definitions. Unless the context otherwise clearly requires, the following terms as used in this Agreement shall have the following meaning. Such meaning to be equally applicable in the singular and plural form of the terms defined, and any reference to the masculine shall also apply to the feminine or vice versa:

“Agreement” means the present Agreement for the manufacturing and supply of Product including all Exhibits hereto.

“Affiliate” means, (i) any corporation, company or other business entity of which fifty percent (50%) or more of the voting stock is owned, directly or indirectly, by the Party or (ii) any corporation, company or other business entity, which owns, directly or indirectly, fifty percent (50%) or more of the voting stock of a Party, or (iii) any corporation, company or other business entity under the direct or indirect control of a cor-poration, company or business entity described in (i) or (ii) herein.

“Amylyx Background Know-how” means all technical data, drawings and other information, includ-ing all modifications, improvements and developments thereto, relating specifically and solely to the Product in so far as the know-how is owned or otherwise controlled by Amylyx at the Effective Date,

“Amylyx’s Pharmaceutical Products” means Amylyx’s finished pharmaceutical medications or for-mulas, including but not limited to those in any manner arising or resulting from the use of the Product in connection with the above medications.

“Applicable Law” means all relevant federal, state and local laws, statutes, rules, codes, regula-tions, as well as CDMO relevant industry standards, as applies to Bachem, and applicable to the country where the manufacturing site is located, and applicable cGMP regulations.

“Authorized Person” means the Quality Assurance person or their deputy who has the authority to release active pharmaceutical ingredients (API) and intermediates at Bachem, and who is also responsible for the quality related aspects of manufacturing with respect to, but not limited to, the approval or rejection of relevant documentation, Specifications, deviations and batch disposition.

Bachem’s Background Know-how” means all non-patented technical data, drawings, documenta-tion and other information, including [***]

“Batch” means a specific quantity of Product that is intended to be of uniform character and quality, within specified limits, and is produced during the same cycle of Manufacture as defined by the applicable Batch record.

“Business Day” means any day other than a Saturday, a Sunday or a public holiday in the United States of America.

“Certificate of Analysis or CoA” means a certificate in writing for each Batch of Product signed by an Authorized Person, that provides full analytical results of the Batch, that certifies (i) the conformity of the Product to the relevant Specifications; and (ii) that manufacturing and control records of the respective Batch of Product were reviewed by Bachem and manufacturing and release of the respective Batch of Product are in accordance with all applicable cGMP requirements.

“cGMP” means the current standards for the manufacture, processing, packaging, testing, trans-portation, handling and storage of drug substance, as set forth in the US Federal Food Drug and Cosmetic Act and applicable regulations and guidelines, promulgated thereunder, as amended from time to time, in-cluding applicable requirements contained in 21 C.F.R. Parts 11, 201 and 211 and the FDA Guidance for Industry – Q7 Good Manufacturing Practices for Active Pharmaceutical Ingredients

“Competent Authorities” means the government regulatory authorities in the applicable countries in the Territory responsible for granting approvals for the performance of the Product Related Services under this Agreement, for issuing regulations pertaining to the Manufacture and/or use of the Product, and the regulation of medicinal products intended for human use.

“Confidential Information” means, with respect to a Party, all information of a confidential nature which may be disclosed by or on behalf of that Party to the other Party including, but not limited to, the Product information and information relating to the disclosing Party’s business or scientific strategies, re-search, product development, marketing, clients, opportunities, finances, sales and pricing of products, pro-cesses, including all other information that has been clearly identified as "Confidential" when submitted by the disclosing Party to the receiving Party.

“Delivery” means the delivery of the Product by Bachem into the control of Amylyx at Amylyx’s nominated point of delivery in accordance with the agreed Incoterms, as confirmed by Bachem.

“Delivery Date” means [***].

“Effective Date” means the date as of which this Agreement shall be binding and be effective upon the Parties as indicated on the first page of this Agreement.

“Exhibit” means an exhibit annexed to and forming part of this Agreement.

“Facility” shall mean the facility of Bachem located at [***]. “FCA” means “Free Carrier” according to Incoterms® 2020.

“FDA” means the United States Food and Drug Administration.

“Force Majeure” means acts beyond the reasonable control and without the fault or negligence of either Party, including but not limited to, strikes or other labour disturbances, lockouts, disease outbreaks, epidemic, pandemic, wars, acts of terrorism, fires, floods, storms, interruption of or delay in transportation, prohibition of the import or export of the Product, inability to procure or shortage of suppliers of necessary materials, equipment or production facilities.

“Latent Defect”” means, with respect to Product, a hidden defect which should have been detected, but was not, by the analytical test methods in operation at the date of Shipment to Amylyx of the relevant Product by Bachem and which was not detected by Amylyx during the Testing Period.

“Manufacture” and “Manufacturing” means any steps, processes and activities necessary or useful to produce Product including the manufacturing, processing, packaging, labeling, quality control testing, sta-bility testing, release, storage or supply of Product.

“Manufacturing Process” shall mean the written process for Manufacturing Product and each in-termediate thereof, as amended, modified or supplemented from time to time in accordance with the terms hereof.

“Purchase Order” means written purchase order issued by Amylyx to Bachem that specifies a cer-tain quantity of Product, or a Product Related Service, the applicable price and Delivery Date.

“Purchase Order Confirmation” means Bachem’s written confirmation of receipt of Amylyx’s Pur-chase Order, which shall also include a confirmation of the quantity of Product to be delivered and the Deliv-ery Date.

“Party” or ”Parties” means either Bachem or Amylyx, individually or collectively as the context requires.

“Product” means [***].

“Product Related Services” means a service related to the Product, including but not limited to those set forth in Section 2.6.

“Quality Agreement” means the Quality Assurance Plan for the Product executed between the

Parties.

“Quote” means a proposal specifying Amylyx requested scope of work, pricing, payment schedule,

specifications and timelines issued by Bachem to Amylyx which both Parties agree to, and for the Product Related Services it shall be attached to a SOW.

“Shipment” means each individual shipment of the Product from Bachem to Amylyx’s nominated point of delivery within [***].

“Specifications” means the specifications for the Product as defined and more specifically de-scribed by the Parties in Exhibit B of the Quality Agreement as amended, modified or supplemented from time to time in accordance with the terms hereof.

“Statement of Work” or “SOW” means the statement of work in the form of Exhibit C attached hereto for use only in describing the Product Related Services to be performed, which both Parties agree to and execute. Upon execution the SOW becomes part of this Agreement.

“Target Amount” is as defined in Section 3.3(d) herein.

“Territory” shall mean [***].

“Testing Period” means the time after Amylyx’s receipt of any Shipment to subject such Shipment, on a sample basis, to quality control testing to determine conformity with the relevant Specifications, and whether or not a Product is free from defects in workmanship or materials and manufactured according to cGMP.

ARTICLE 2

SUPPLY OF PRODUCT AND PRODUCT RELATED SERVICES

Section 2.1 Agreement to supply Product. Subject to the terms and conditions of this Agree-ment Bachem agrees to Manufacture and supply to Amylyx the Product in the Territory in accordance with the terms hereof, the Specifications and the Quality Agreement, and for the duration of this Agreement, and Amylyx agrees to purchase the Product in accordance with the terms hereof and for the duration of this Agreement. Furthermore, Bachem commits to provide Amylyx with a capacity commitment of [***] per [***] in either of the [***] to manufacture Amylyx Product.

Section 2.2 Letter of Intent Terms. The Parties entered into a Letter of Intent (“LOI”) dated June 19, 2025. Pursuant to the LOI Amylyx provided Payment (as defined in the LOI) to Bachem for guar-anteed manufacturing slots [***]. [***].

Section 2.3 Use of Third Parties, Bachem shall not transfer any of the Manufacturing or release operations for the Product to third parties without the prior written consent of Amylyx. If Amylyx approves the use of a third party for performance of obligations under this Agreement, Bachem will remain exclusively liable to Amylyx for any breach or negligence by such third party while performing such obligations.

Section 2.4 Specifications. The Specifications for the Product are set forth in Exhibit B of the Quality Agreement.

Section 2.5 Change of Specification. In the event that the FDA, EMA or any other Competent Authority (as the case may be) shall suggest or mandate any change or revision to the Product, such that the Specifications would no longer comply with such suggestion or mandate, or if batch data from production lots of a Product demands revision of the Specifications, the Parties shall inform each other without undue delay and the Parties shall work together in good faith to develop revised Specifications that meet all changes or revisions suggested or mandated by the FDA, EMA or other Competent Authority and Exhibit B of the Quality Agreement shall be amended to set forth the new agreed upon Specifications. If the Parties cannot come to agreement on new Specifications no later than [***] after the effective date of such suggestion or mandate by the FDA, EMA or other Competent Authority, [***].

Section 2.6 Product Related Services. Subject to the terms and conditions of this Agreement, Bachem agrees to supply to Amylyx the Product Related Services in accordance with the terms hereof and for the duration of the Agreement. “Product Related Service” means a service related to the Product, including but not limited to [***].

Section 2.7 Statement of Works and Quotes for Product Related Services. On Amylyx’s re-quest Bachem will issue Quotes for Product Related Services. Such Quotes shall be appended to Amylyx’s Statement of Work Template Exhibit C and incorporated into the SOW and duly signed by both Parties. This Agreement shall apply to any executed SOW. Each SOW issued by Amylyx shall constitute a separate and distinct contract between the Parties, and the terms and conditions of this Agreement shall be deemed incor-porated by reference in each SOW and shall take precedence over and control any contrary or inconsistent terms and conditions in any such SOW, unless the SOW explicitly states otherwise.

Section 2.8 Purchase Order for Product Related Services. Based on executed SOWs from time-to-time Amylyx may submit a Purchase Order to Bachem conforming with each specific Quote and specifying the scope of Product Related Services and the requested Delivery Date.

ARTICLE 3

ORDER AND SUPPLY OF PRODUCT

Section 3.1 Forecast of Product required. Promptly following the Effective Date (the “Initial Fore-cast”) and every calendar quarter within [***] of the beginning of each calendar quarter, Amylyx will give Bachem its good faith estimate of Amylyx’s projected requirements of Product for delivery during each period of the following [***] (each such estimate, a “Forecast”). The first [***] of each such Forecast shall be considered one-hundred percent (100%) binding (“Binding Forecast”) on both Parties. Bachem shall review the Forecast and, within [***] after receipt, either confirm or reject the Forecast in writing and, if confirmed, shall also confirm Manu-facturing capacity for the full Forecasted period and provide a tentative manufacturing schedule for all batches in the Binding Forecast period. At this time Bachem shall confirm Delivery Dates for the first [***] of the Binding Forecast and further confirm Delivery Dates on a quarterly basis for the remaining Binding Forecasted [***] (i.e. [***]). Bachem shall provide a signed confirmation of the accepted forecasted batches of Product to Amylyx, and once such confirmation is coun-tersigned by Amylyx, the applicable [***] Binding Forecast shall be firm and binding on both Parties. Following such countersignature, Bachem shall not cancel, defer, de/or-reprioritize any batch included in the Binding Forecast without Amylyx’s prior written consent, except where such change is rea-sonably necessary due to documented technical, quality, regulatory, safety, force majeure, or other manu-facturing issues outside Bachem’s reasonable control and Bachem shall notify Amylyx of any such issue in accordance with Section 4.1. In the event Bachem cancels or delays any Forecasted batch the terms of Article 4 Failure to Supply shall apply.

Section 3.2 Amylyx is committed to purchasing such Binding Forecasted quantities and Bachem is committed to supplying such Binding Forecasted quantities in accordance with the terms of this Agreement. Any Manufacturing schedule changes which deviate more than [***] from the previously provided schedule, shall be communicated to Amylyx within [***] and a new updated Man-ufacturing schedule shall be provided to Amylyx. Any additional capacity required for commercial supplies shall be discussed in good faith between the Parties.

Section 3.3 Minimum Order Quantity (MOQ). Amylyx shall order, and Bachem shall supply, a minimum of [***] starting in [***] (the “MOQ”). The annual MOQ may be fulfilled through one or more Purchase Orders placed throughout the applicable contract year. The allocation of production Batches during the contract year shall be based on Amylyx’s Binding Forecast, as accepted and confirmed by Bachem in accordance with the forecasting and ordering provisions of this Agreement.

Section 3.4 Order for Product; Confirmation; Batch Size.

(a)
The purchase and sale of all Products under this Agreement shall be effected through the issuance by Amylyx of individual Purchase Orders to Bachem for specific quantities of Prod-uct in accordance with the Binding Forecast. Each Purchase Order must be submitted in writing no less than [***] prior to the requested de-livery date (the “PO Lead Time”).

(b)
Orders shall be placed using Amylyx’s standard purchase order form and may be transmitted by electronic mail to [***]. Each Purchase Order shall specify, at a minimum, the quantity of Product ordered, the applicable price as set forth in Exhibit A (Pricing Table), and the requested Delivery Date. The means and terms of shipment and Delivery shall be as set forth in Section 3.8 of this Agreement. No terms contained in any Purchase Order, order acknowledgment, or other document that are in addition to or inconsistent with the provisions of this Agreement shall be binding unless expressly agreed to in writing and signed by both Parties.
(c)
Amylyx shall place Purchase Orders in full Batch quantities, which is a Target Amount of Product, and Amylyx shall be obligated to purchase the entire stated Target Amount of Prod-uct. Bachem shall notify Amylyx in writing of the actual Batch yield within [***] of completion of each Batch, which means when a Batch is out of production and the exact quantity is known, and if the Batch yield is greater than the Target Amount stated in the Purchase Order Amylyx will have the option to purchase the additional yield of Product produced at the price stated in the applicable Purchase Order. [***]. For further clarification the Amylyx filled Purchase Orders will not exceed [***] individual Batches unless mutually agreed upon. If Amylyx does not purchase the additional yield of a Batch in an applicable Purchase Order, [***].
(d)
The average Batch yield and expected yield variability allowance will be established and agreed upon after [***] commercial Batches are produced under this Agreement (“Target Amount”). Until that time, the expected Batch yield will be defined once process validation has been completed [***]. Once the average Batch yield has been determined, it will replace the expected yield for the purposes of this Section.

Section 3.5 Confirmation. Bachem shall confirm the Purchase Orders in writing within [***] of receipt of the Purchase Order and such confirmation is binding for the Delivery Date. Bachem shall provide written notice of any changes to the Manufacturing Start date for a Batch at this time as well. In each case that the Purchase Order is confirmed by Bachem, it may not be cancelled other than as specifically stated herein, and Amylyx will be obliged to pay the sums due in respect of such binding Purchase Order.

Section 3.6 Payment. The purchase price to be paid for the Product delivered to Amylyx hereun-der will be calculated in accordance with the terms as outlined in Exhibit A annexed hereto. The price to be paid and timing of payment for any Product Related Services shall also be stated in a Quote attached to a SOW. Subject to Delivery in accordance with the terms and conditions of this Agreement, Amylyx will pay all undisputed valid invoices received from Bachem within [***] to a bank account nominated by

Bachem as outlined in the relevant invoice. For further clarification, all invoices must be provided at least [***] prior to payment due date. In the event Amylyx disputes any invoice, Amylyx will notify Bachem within [***] of receipt of the invoice containing the disputed payment, and the Parties will then work together in good faith, to resolve the dispute promptly. [***]. Bachem will transfer the ownership of the respective portion of raw materials in the event of termination/can-cellation in accordance with Article 11.4 with no additional costs for Amylyx. [***]. The Parties may mutually agree to modify the payment schedule in a specific Purchase Order for Product and SOWs for Product Related Services, which may include pre-payment or partial pre-payment. Bachem shall not initiate any work on behalf of Amylyx or incur expenses chargeable to Amylyx until notification from Amylyx that a Purchase Order has been issued.

Section 3.7 Taxes. Payments under this agreement may be adjusted to address tax obligations, as required by law, of either Party (including but not limited to value-added tax, sales tax or withholding tax). Each Party shall be entitled to assess, charge or deduct, and remit taxes as required by law, and will use commercially reasonable efforts to provide notice to the other Party prior to an adjustment for taxes (other than resulting from failure to provide valid, properly executed, documentation to reduce or eliminate tax obligations). After receiving notice, each Party shall have a reasonable opportunity to provide additional information, forms or certifications to establish an exemption from, or obtain a reduced rate of, tax. The Parties will provide the other with reasonable assistance in sharing documentation to enable the recovery, where permitted, of taxes incurred.

Section 3.8 Price adjustment. Price is based on [***]. Beginning after the Effective Date, and subject to [***] prior written notice to Amylyx, Bachem may once annually, and effective as of January 1 of each year during the Term, adjust the prices of Batches as set forth in Exhibit A in the event of a change in the Specifications or a change in Bachem's cost of (i) raw materials; or (ii) labor costs; or (iii) costs for energy and other utilities; or (iv) any other costs to manufacture the Product that results in a material increase in the cost of manufacturing of the Product, based on [***]. However, in the case of unforeseen events that significantly impact Bachem’s costs, Bachem and Amylyx may enter into good faith negotiations to adjust the price following [***].

Section 3.9 Place of Delivery. The Product will be shipped FCA (Incoterms® 2020) (Bachem Manufacturing Facility) to Amylyx’s carrier or warehouse or designated nominee within [***] unless otherwise agreed between the Parties in writing. The applicable Incoterms® for other destinations shall be discussed in good faith between the Parties and agreed on prior to Shipment. Upon the written agreement of both Parties, Amylyx will accept early Delivery of Prod-uct. All Product shall be packed for shipping in accordance with packing instructions provided by Amylyx. Each Delivery of Product shall be accompanied by a Certificate of Analysis and a Certificate of Compliance, and such other documents as may be required pursuant to the Quality Agreement. If shipping is not on Amylyx’s carrier, then all shipment charges will be determined by Bachem and communicated to Amylyx once Amylyx has provided the respective delivery address to Bachem. If Amylyx’s carrier does not pick up the shipment within [***] of final Product release for Delivery by Bachem in accordance with Section 3.12, Bachem shall be free (i) to invoice the Product, and (ii) to deliver the Product to Bachem’s customer warehouse. Storage on Bachem’s customer warehouse will be subject to a storage fee which is invoiced [***]. Unless provided with an Amylyx exemption, a California Sales Tax shall be invoiced to Amylyx upon transfer of Product to Bachem’s customer warehouse.

Section 3.10 Shipment to Amylyx. Bachem shall take reasonable steps to protect the integrity of the Product when preparing for Shipment to Amylyx, and Product shall be provided and loaded onto a ship-ping carrier in accordance with Applicable Laws and, the Specifications, the Quote or a shipping direction form provided by Bachem, and in a manner that reasonably ensures the Product will not be damaged.

Section 3.11 Supply through a Bachem Affiliate. Product and Product Related Services may be distributed through a Bachem Affiliate as stated and agreed upon by Amylyx in a SOW. Bachem shall be responsible for the actions and/or inactions of an Affiliate performing under this Agreement.

Section 3.12 Transfer of Title. Title of the Product and risk of loss shall pass to Amylyx upon Delivery of the Product.

Section 3.13 Release and Acceptance of the Product by Amylyx. Once a Batch of Product is Manufactured and based upon tests and documentation review as required by the Quality Agreement, the Bachem Authorized Person shall release the Batch documentation which includes a Certificate of Analysis and all documentation required in the Quality Agreement to Amylyx for review and Amylyx release. Amylyx will review the Batch documentation for each Batch of Product and will notify Bachem in writing of its ac-ceptance or rejection of such Batch based upon such Batch documentation within [***] of receipt of the Batch documentation relating to such Batch. During this review period, the Parties agree to respond promptly, but in any event within [***], to any reasonable inquiry or request for a correction or change by the other Party with respect to such Batch documentation. Amylyx has no obligation to accept a Batch if such Batch does not comply with the Specifications and/or was not Manufactured in compliance with cGMP and the Manufacturing process. Amylyx will give Bachem written notice of any non-conforming Product noticeable in Batch documentation within [***] after receipt of Batch documentation. If Bachem confirms such non-conformity, then the terms of Section 3.13 shall apply. If Bachem notifies Amylyx that it has not confirmed such non-conformity, the terms of Section 3.14 shall apply. If Amylyx accepts the Batch documentation, Amylyx shall provide written notice to Bachem, and the Product shall be released by Bachem for Delivery. Furthermore, Amylyx shall have [***] after the receipt of any Shipment of Product to determine conformity of the Product with the relevant Specifications and whether or not the Product is free from obvious defects in workmanship or materials and to determine if the Product has been manufactured according to cGMP and to give Bachem notice thereof. Amylyx will give Bachem written notice of any non-conforming Product after receipt of such Shipment of Product within the [***]. After this period of [***] the Ship-ment of Product shall be deemed as accepted by Amylyx; provided, however Amylyx may still make claims related to Latent Defects. Amylyx shall notify Bachem within [***] after the discovery of a Latent Defect. Bachem shall respond to Amylyx within [***]. If Bachem confirms such non-conformity, then the terms of Section 3.13 shall apply. If Bachem notifies Amylyx that it has not confirmed such non-conformity, the terms of Section 3.14 shall apply.

Section 3.14 Non-Conforming Product. If a Product delivered to Amylyx fails to conform to the Specification as defined in Exhibit B in the Quality Agreement or was not Manufactured in compliance with cGMP, if the claim is confirmed by Bachem, and without abrogating any other rights of Amylyx under this Agreement and Applicable Law, at Amylyx’s election, Bachem shall:

(a)
Rework or Reprocess the Product, at Bachem’s cost and expense:

(b)
Manufacture a new batch of Product as soon as reasonably possible, at Bachem’s cost and ex-pense, or if neither (a) or (b) can be completed within a commercially reasonable timeframe; then

(c)
Refund in full the fees paid by Amylyx for such non-conforming/non-compliant Product.

Moreover, the Parties will meet to discuss, evaluate and analyze the reasons for and implications of the failure to conform to the Specifications or cGMP and will mutually agree in good faith whether to proceed with or to amend any remaining Purchase Orders for Product, or to terminate such applicable Product Purchase Orders without applying any cancellation fees.

Section 3.15 Conflict Resolution. In the event that a dispute arises between the Parties con-cerning the acceptability of the Product and whether Product conforms to the applicable Specifications or cGMP (if applicable), or as to whether there is a Latent Defect, the quality assurance representatives of the Parties will attempt in good faith to resolve any such disagreement, and Amylyx and Bachem will follow their respective standard operating procedures to determine the conformity of the Product to the Specifica-tions and cGMP (if applicable). If the foregoing discussions do not resolve the disagreement in a reasona-ble time (which will not exceed [***]) unless otherwise agreed by the Parties, a representative sample of such Product will be submitted to an independent testing laboratory mutually agreed upon by the Parties for tests and final determination of whether such Product conforms with the Specifications. Such independent laboratory should be an independent and reputable laboratory, which meets cGMP, and has recognized standing in the industry (the “Controlling Laboratory”) and is mutually selected by both Parties. The Controlling Laboratory shall determine the compliance of the disputed quantities of the Product with the agreed Specifications and test methods. Consent to the appointment of such Controlling Laboratory will not be unreasonably withheld or delayed by either Party. The results of the inspection performed by the Controlling Laboratory shall be final and will not be questioned by either Party. Costs and expenses related to this procedure shall be borne by the Party whose claim is defeated. Should the result of the inspection performed by the Controlling Laboratory be in support of Amylyx’s claim, Bachem shall proceed as set out in section 3.12 and 3.13. Should the result of the Controlling Laboratory be in support of Bachem’s result, Amylyx shall be obliged to accept the respective delivery. The determination by such Controlling Laboratory with respect to conformance of all or part of such Product will be final and binding on the Parties. The fees and expenses of the laboratory incurred in making such determination will be paid by the Party against whom the determination is made.

Section 3.16 . Recall. In the event that a recall of any Amylyx Pharmaceutical Product or Prod-uct is required by a regulatory authority of competent jurisdiction, or if a recall of any Amylyx Pharmaceuti-cal Product is deemed advisable by Amylyx in its sole discretion, such recall shall be implemented and ad-ministered in a manner which is appropriate and reasonable under the circumstances and in conformity with any requests or orders of the applicable Competent Authority, as well as accepted trade practices. The costs and expenses in connection with a recall shall be paid by Amylyx, including without limitation the costs and expenses related to the dissemination of information set forth below, unless such recall is proven to be directly due to Product provided by Bachem not conforming to the Specifications or cGMP, or Bachem’s gross negligence or willful misconduct in which case Bachem is responsible and liable for the documented costs of any such recall, including the out-of-pocket expenses of the recall, the amount paid by Amylyx for non-conforming Product, and the costs of materials lost related to the Amylyx Pharmaceuti-cal Product that is recalled. For further clarity, Bachem’s responsibilities and liability under this Section 3.15 are not subject to the caps on damages set forth in Section 10.3. In the event that Amylyx Pharmaceutical Product is recalled, or Amylyx is required to disseminate information relating to Product covered by this Agreement the Parties agree to reasonably cooperate with one another and will notify each other and the Competent Authorities in accordance with the terms of the Quality Agreement.

ARTICLE 4

FAILURE OR INABILITY TO SUPPLY PRODUCT

Section 4.1 In the event that Bachem, at any time during the Term, shall have reason to believe that it will be unable to supply Amylyx with the full quantity of Product Forecasted to be ordered or actually ordered by Amylyx in a timely manner and in conformity with the warranties set forth in Section 6.12 (whether by reason of force majeure or otherwise), Bachem shall promptly, but no later than [***] after becoming aware of the inability to supply or delay in supply, notify Amylyx thereof. Promptly thereafter, the Parties shall meet to discuss how Amylyx shall obtain such full quantity of conform-ing Product. Compliance by Bachem with this Section 4.1 shall not relieve Bachem of any other obligation or liability under this Agreement.

Section 4.2 If Bachem fails to deliver any batch quantity of Product in a Purchase Order required Delivery Date as specified therein and in conformity with the warranties set forth in Section 6.12 it shall be considered a late Delivery; provided, however, for clarity, each Delivery under an accepted Purchase Order shall be deemed on time if made within [***] after the required Delivery Date. Am-ylyx may accept late delivery of all or any portion of the Product specified in such Purchase Order, in which event the Price otherwise payable by Amylyx with respect to all Product accepted by Amylyx under such Purchase Order shall be reduced by [***]. Notwithstanding the foregoing, Bachem shall use commercially reasonable efforts to reschedule Amylyx for a new manufacturing date for any delayed or cancelled Batches or to replace any portion of a Purchase Order not provided within the same quarter as the delayed or cancelled Batches. If the failure to Manufacture and timely deliver continues more than [***] past the required Delivery Date, Amylyx may request a meeting between Bachem’s leadership and senior operating management of Amylyx, which meeting shall take place as soon as reasonably practicable, but no later than [***], after Amylyx’s request. At the meeting, Bachem and Amylyx will negotiate dili-gently and in good faith to mutually agree upon solutions to be implemented by Bachem to attempt to rec-tify manufacturing and delivery problems from occurring in the future, establish new Delivery Dates, and reset the delivery schedule for any impacted Products. The Parties acknowledge and agree that should the Parties establish and agree on new Delivery Dates for the delayed Product, [***]. If Bachem fails to deliver Product on time and in the full quantity as set forth in the Purchase Order [***] Amylyx will have the right to terminate the Agreement.

ARTICLE 5 STORAGE

Section 5.1 Storage and Handling by Bachem. While under the ownership and control of Bachem, Bachem shall ensure that during storage and shipping of the Product there is reasonable care taken to avoid loss, damage, deterioration, interference, theft, contamination of the Product or admixture with any other materials, and Bachem shall be responsible for any such loss, damage, deterioration, inter-ference, theft, contamination of the Product. Bachem shall maintain adequate storage accommodation and Bachem will ensure that all Products in its possession are stored in accordance with the conditions appro-priate for the storage of the Product as set forth in the Specifications and/or Quality Agreement, and Bachem shall have reasonable backup power systems and alarms to ensure Product is stored at the ap-propriate conditions at all times.

ARTICLE 6 BACHEM’S RIGHTS AND DUTIES

Section 6.1 Bachem’s Duties. Bachem agrees to supply the Product in accordance with the Specifications, Manufacture the Product in accordance with cGMP requirements and to furnish to Amylyx with every Shipment a Certificate of Analysis. In addition, Bachem shall comply with the following require-ments:

(a)
Retain a sample of each lot of the Product. The retained sample shall be sufficient in size to allow Bachem, Amylyx or an accredited cGMP independent laboratory to per-form tests to determine whether the Product complies with the Specifications, however release of the retain sample for testing shall be entirely at the discretion of Bachem.
(b)
Agree to properly store each sample lot.
(c)
Maintain full and adequate records to ensure Bachem’s ability to perform a complete lot history via lot tracing of the Product.

Section 6.2 Documentation Retention. Bachem shall keep on file all Manufacturing records and analytical results pertaining to the Manufacture of each lot of the Product as stated here and required by

Section 8.1. The documentation will be available to Amylyx or Competent Authorities, as applicable for on-site review at Bachem.

Section 6.3 Maintenance of Facility.

6.3.1
Except as otherwise approved in writing by Amylyx, Bachem shall Manufacture Product exclusively at the Facility.

6.3.2
Bachem shall ensure that any and all necessary licenses, registrations, and Com-petent Authority approvals have been obtained in connection with the Facility and equipment used in connection with the Manufacture of Product by Bachem.

6.3.3
Bachem shall maintain the Facility and such equipment in a state of repair and op-erating efficiency consistent with the requirements of the Specifications, the Compe-tent Authority approvals, the Manufacturing process, cGMP and all other Applicable Law. Prior to each use of any equipment in Manufacturing Product, Bachem shall implement a cleaning validation protocol with respect to such equipment, including the cleaning and maintenance thereof, in accordance with any procedures reasona-bly established by Amylyx notified to Bachem, the Specifications, the Competent Authority approvals, the Manufacturing process, cGMP and all other Applicable Law. Without limitation of the foregoing, Bachem agrees to implement, in connec-tion with the Manufacture of Product, quality assurance and quality control proce-dures, including validation protocols, process change procedures and methods of statistical analysis for cleaning validation that are reasonably satisfactory to Amylyx.

6.3.4
Bachem shall maintain in the Facility adequate and segregated holding accommo-dations for the Product, all intermediates thereof, and Materials used in Manufactur-ing Product in accordance with the Specifications, the Competent Authority approv-als, the Manufacturing process, cGMP and all other Applicable Law. If required un-der Applicable Law, all Product shall be held by Bachem in a separate segregated area until delivery to Amylyx.

6.3.5
Bachem shall only use disposal services or sites that have appropriate environmen-tal permits and are in compliance with Applicable Law.

Section 6.4 Amylyx Background Intellectual Property. All rights to and interests in Amylyx Background Know-how and patents owned or controlled by Amylyx at the Effective Date or developed outside of this Agreement will remain solely in Amylyx and no right or interest therein is transferred, assigned or granted to Bachem under this Agreement (“Amylyx Background Intellectual Property”). Bachem acknowl-edges and agrees that it does not acquire a license or any other right to Amylyx Background Intellectual Property except for the limited purpose of carrying out its duties and obligations under this Agreement and that such limited, non-exclusive, license will expire upon the completion of such duties and obligations or the termination or expiration of this Agreement, whichever is the first to occur.

Section 6.5 Bachem Background Intellectual Property All rights to and interests in Bachem Background Know-how owned and controlled by Bachem at the Effective Date or developed out-side of this Agreement will remain solely in Bachem (“Bachem Background Intellectual Property”). Bachem shall not use any Bachem Background Intellectual Property in the Manufacturing of Product without notice to Amylyx and the consent of Amylyx. Amylyx shall have no license to and shall not use Bachem’s Background Intel-lectual Property, except as expressly agreed herein.

Section 6.6 New Intellectual Property. Any Manufacturing improvement or modification shall only be considered to be “New Intellectual Property” if it is:

-either (a) patentable or (b) if not patentable, then (1) clearly identifiable and (2) relevant in terms of technical effect or efficiency, and

-newly conceived or reduced to practice while providing services, including both Manufac-turing and Product Related Services under this Agreement, and

-neither specifically described in Bachem’s Background Intellectual Property or Amylyx’s Background Intellectual Property.

Section 6.7 Ownership of General New Intellectual Property. New Intellectual Property shall be assigned to, and Bachem shall be the owners of any New Intellectual Property if the New Intellectual Property relates to [***], which in such case it would be Product Specific Intellectual Property owned by Amylyx (“General New Intellectual Property”). Bachem herewith grants to Amylyx a worldwide, fully-paid up, royalty free, perpetual, irrevocable, non-exclusive license, transferable, with the right to grant a sub-licensee for the General New Intellectual Property, provided however that Amylyx shall use such licensed General New Intellectual Property solely to the extent necessary to develop, manu-facture and release the Product, or to have the Product manufactured, imported, and released by a sublicen-see on behalf of Amylyx, and have manufactured, and use the Product, including for the use in the Amylyx Pharmaceutical Product.

Section 6.8 Ownership of Product-Specific New Intellectual Property. Bachem hereby agrees to, and does hereby, assign, transfer, and otherwise convey to Amylyx, and Amylyx shall be the owner of New Intellectual Property to the extent it is specific alone to the Product, (“Product Specific New Intellectual Property”), including Product specific patent claims related to [***]. Amylyx herewith grants to Bachem a worldwide, royalty-free, non-exclusive license to Product Specific New Intellectual Prop-erty to manufacture the Product for Customer.

Section 6.9 License to Use Deliverables. In addition to the license rights granted above, Bachem herewith grants to Amylyx a worldwide, royalty-free, fully paid-up, perpetual, irrevocable, non-exclusive, transferable, sublicensable license, to the use the Bachem Background Intellectual Property and General New Intellectual Property contained in the Deliverables as necessary to develop, seek regulatory approval, manufacture, have manufactured, import, and use the Deliverables and Product for the development of and use in Amylyx’s Pharmaceutical Product.

Section 6.10 Filing of Patents. Amylyx shall have the right and option to pursue rights, but not the obligation, including filing patent applications at its sole discretion and expense in New Intellectual Prop-erty that falls under the definition of Product Specific New Intellectual Property with employee(s) of Bachem being named as an inventor. Prior to any such patent submission, Amylyx shall contact Bachem, and the Parties shall discuss in good faith the scope and timing of claims of planned patent applications with respect to Product Specific New Intellectual Property, aiming to reach agreement on the scope of the patent claims and the distinction from Bachem Background Intellectual Property and/or General New Intellectual Property. Bachem agrees to assist Amylyx, or its designee, at Amylyx’s cost, to secure Amylyx’s rights in the Product Specific New Intellectual Property in any and all countries, including the disclosure to Amylyx of all applicable documentation and data with respect thereto, the execution of all applications, specifications, oaths, assign-ments and all other instruments required in order to apply for and obtain such rights and in order to assign and convey to Amylyx, its successors and assigns, the sole and exclusive right, title and interest in and to such Product Specific New Intellectual Property. Bachem further agrees that Bachem’s obligations to execute or cause to be executed any such instrument or papers shall continue after termination of this Agreement.

Section 6.11 Confidential Information of Amylyx. The Specifications, Manufacturing Process, any Product Services deliverables, and any and all information or material related to Product Information and Inventions shall constitute Confidential Information of Amylyx, which shall be deemed the Discloser with re-spect to such Confidential Information.

Section 6.12 Bachem represents and warrants to Amylyx that:

(a)
(i) it has the full power and right to enter into this Agreement and there are no outstanding agree-ments, assignments, licenses, encumbrances or rights of any kind held by other parties, private or public, inconsistent with the provisions of this Agreement, (ii) to Bachem’s knowledge, it has no ob-ligation to any third party, and will not assume such obligation during the Term, which (a) in any way limits or restricts its right or ability to perform the services hereunder (including without limitation any conflict of interest with a government authority, national health service, under contract or Applicable Law or (b) conflicts with the rights granted by Bachem to Amylyx hereunder; (iii) Its officers, employ-ees, agents and subcontractors involved in the provision of the services hereunder, (a) possess the required legal right to render the services, (b) have the necessary qualifications, ability and expertise to perform the services consisted with the professional standards as customary for a contract devel-opment and manufacturing organization (“CDMO”); (iv) the Manufacturing and supply of Product will be performed with requisite care, skill and diligence, in a timely, professional and workmanlike man-ner consistent and in full compliance with this Agreement and in accordance with Applicable Laws and by individuals who are appropriately trained and qualified, (v) title to such Product will pass to Amylyx as provided herein free and clear of any security interest, lien or other encumbrance; (vi) the conduct and the provision of the services will not violate any patent, trade secret or other proprietary or intellectual property rights of any third party and it will promptly notify Amylyx in writing should it become aware of any claims asserting such violation, and (vii) without limiting Bachem’s obligation to comply with Applicable Law, Bachem will comply with all applicable anti-bribery and anti-corruption laws, regulations and codes relating to anti-corruption, including but not limited to the United States Anti-Kickback Law, the United States Foreign Corrupt Practices Act, as amended from time to time, the OECD Anti-Bribery Convention with regard to Services, the UK Bribery Act 2010 and any appli-cable anti-corruption laws of Switzerland, the EU or of any EU member states (collectively the “Anti-Bribery Laws”) and shall provide the services strictly in compliance with the Anti-Bribery Laws, in-cluding not offering or giving anything of value to a government official or any other person, entity, institution covered under the Anti-Bribery Laws in connection with the performance of the official’s duties or inducing an official to use their position to win or retain business for Amylyx, improperly influence any acts or decisions of any foreign, state or public international organization, and other similar laws and regulations. Should Bachem breach or have any reason to believe that it might have breached any Anti-Bribery Laws, it shall inform Amylyx immediately and in writing and cooperate with Amylyx to investigate and document the facts. For the avoidance of doubt, a breach of this Section 6.12(a) is to be considered a material breach of this Agreement and Amylyx shall have the right to terminate the Agreement with immediate effect.

(b)
at the time of delivery to Amylyx, the Product Manufactured under this Agreement (i) will have been Manufactured in accordance with cGMP and all other Applicable Laws, Quality Agreement, and Specifications; (ii) will be in conformity with the Specifications and will conform with the Certificate of Analysis therefor provided pursuant to Section 3.12; (iii) will not be adulterated or misbranded under the FDCA as amended, and similar provisions of the laws of other countries as to which reg-ulatory approvals have been granted with respect to the Product; or other Applicable Laws; and (iv)will have been Manufactured in facilities that are in compliance all Applicable Laws at the time of such Manufacture (including applicable inspection requirements of FDA and other Competent Au-thorities). Neither Bachem, its officers nor any person used by Bachem to perform services under this Agreement (i) has been debarred, or convicted, or is subject to a pending debarment or convic-tion, pursuant to Section 306 of the FDCA, 21 U.S.C. § 335a or (ii) has been listed by any federal or state agencies, excluded, debarred, suspended or otherwise been made ineligible to participate in federal and/or state healthcare programs or federal procurement or non-procurement programs (as that term is defined in 42 U.S.C. 1320a-7b(f)), or (iii) has been convicted of a criminal offense related to the provision of healthcare items or services, or is subject to any such pending action. Bachem agrees to inform Amylyx in writing promptly if Bachem or any person who is performing services hereunder is subject to the foregoing, or if any action, suit, claim, investigation, or proceeding relating to the foregoing is pending, or to the best of Bachem’s knowledge, is threatened.

(c)
it shall not disclose to Amylyx any trade secrets or confidential or proprietary information of any third party, nor make any use of such trade secrets or confidential or proprietary information of a third party in the performance of the services hereunder without the consent of such third party and the consent of Amylyx.

Section 6.13 Limitation of Warranty. EXCEPT FOR ANY WARRANTY THAT CANNOT BE EX-CLUDED UNDER APPLICABLE LAW, AND ANY WARRANTY EXPRESSLY SET FORTH IN THIS AGREE-MENT, BACHEM NEITHER MAKES ANY REPRESENTATIONS NOR EXTENDS ANY WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY, FITNESS OF THE PRODUCT FOR A PARTICULAR PURPOSE OR USE. SUBJECT TO BACHEM’S COMPLIANCE WITH ALL APPLICABLE LAWS AND CGMP, SUCH DISCLAIMERS WILL NOT LIMIT BACHEM’S OBLIGATIONS TO CONDUCT THE PRODUCT RELATED SERVICES AND MAN-UFACTURING ACCORDING TO THE PERFORMANCE STANDARDS REQUIRED BY THIS AGREEMENT.

ARTICLE 7

AMYLYX’S RIGHTS AND DUTIES; WARRANTIES

Section 7.1 Storage of Product. Amylyx or its agent shall store and handle the Products in accordance with the Specifications.

Section 7.2 Right to Audit. At Amylyx’s reasonable request up to [***] Representatives from Quality Assurance of Amylyx may conduct quality assurance audits at each Bachem site providing Manufac-turing of Product and Product Related Services as mutually agreed between the Parties. The frequency of routine audits shall not exceed [***], with prior written notice of at least [***] other than in the case of a reoccurring material quality event, in such a quality event “for-cause” audits may be conducted at mutually agreed dates and times to ascertain compliance by Bachem with the terms of this Agreement and the Quality Agreement. Following such audits, Amylyx shall discuss its observations and conclusions with Bachem and Bachem shall implement such corrective actions as may be reasonably deter-mined by Amylyx within [***] after notification thereof by Amylyx. The Parties acknowledge and agree that Bachem reserves the right to charge for audits if Amylyx requests more than [***] annually, other than ‘for cause’ audits.

Section 7.3 Amylyx’s Responsibility. Without limitation to any expressed obligation and/or lia-bility on part of Bachem under this Agreement, the suitability of Amylyx’s Pharmaceutical Product for its intended use is the sole responsibility of Amylyx. Amylyx shall not be released by any action, including the placing of a Purchase Order, from any of the following responsibilities: (i) ensuring that the Specifications are appropriate and sufficient for the intended use; (ii) the adequate and correct storage and handling of the Product in accordance with the Specifications after Delivery to Amylyx; and (iii) Amylyx’s Pharmaceutical Product development. Amylyx acknowledges its sole responsibility for ensuring the conformity of Amylyx’s Pharmaceutical Products to applicable laws, regulations, and ordinances of Authorities; provided, however, Bachem is responsible for meeting their performance standards and obligations in the performance of the Product Related Services and Manufacturing of the Product pursuant to the terms of this Agreement, any applicable Quote or SOW, and any Bachem negligence, intentional misconduct or breaches of the terms of this Agreement.

Section 7.4 Use of Electronic Platforms. From time to time, the Parties may decide on using electronic work-flow platforms (e.g. SharePoint). In case such a platform is used, both Parties acknowledge and agree that each Party shall be responsible to ensure that only authorized employees of the respective Party have access to the platform. In case any employee of Amylyx should no longer have the right to access the platform (e.g. if someone leaves the company), or a new Authorized User is added, Amylyx shall inform

Bachem of the addition or deletion of the Authorized User promptly to enable Bachem to add or withdraw the respective access rights.

Section 7.5 Amylyx represents and warrants to Bachem that it has the full power and right to enter into this Agreement and there are no outstanding agreements, assignments, licenses, encumbrances or rights held by other parties, private or public, inconsistent with the provisions of this Agreement.

ARTICLE 8

DOCUMENTATION AND REGULATORY INSPECTIONS

Section 8.1 Manufacturing Records. Bachem shall maintain, or cause to be maintained, (i) all records necessary to comply with cGMP and all other Applicable Laws relating to the Manufacture of Prod-uct, (ii) all Manufacturing records, standard operating procedures, equipment logbooks, batch records, la-boratory notebooks and all raw data relating to the Manufacturing of Product, and (iii) such other records as Amylyx may reasonably require in order to ensure compliance by Bachem with the terms of this Agree-ment. All such material shall be retained for such period as may be required by cGMP and all other Appli-cable Law or for a minimum of [***], in a safe and adequate environment, including reliable back-up systems and access restrictions that efficiently prevent any unauthorized access to the data. Bachem shall maintain a procedure to ensure the accuracy and completeness of the documentation and data. The documentation will be available to Amylyx as stated herein or upon request, or Competent Authorities as applicable for on-site review at Bachem.

Section 8.2 Regulatory Authority Inspection. Bachem will promptly, but no later than [***], notify Amylyx prior to any visit or inspection by any government or Competent Authority of the facility to the extent such visit or inspection relates specifically to the Product or could have an effect on the Manufacturing of the Product. Bachem will permit Amylyx or its representatives to be present during any such visit or inspection, provided that Amylyx will not be an active participant in such visit or inspection. Bachem will provide Amylyx with any information or report received from any government or Competent Authority relating specifically to the Manufacturing of the Product, along with any responses and follow up notices from the Competent Authority, all in accordance with the Quality Agreement. Both Parties will work together to provide a timely response to the Competent Authority in alignment with the timing required and in accordance with the provisions of the Quality Agreement.

ARTICLE 9 INSURANCE

Section 9.1 Insurance. Without limiting Bachem’s liability to Amylyx or third parties in any way, Bachem must, at its sole cost and expense, continuously maintain insurance with at least the following min-imum coverage in U.S. Dollars:

a)
Commercial General Liability - $[***] each occurrence and $[***] in aggregate, cov-ering bodily injury, property damage and contractual liability;
b)
Professional Liability/Errors and Omissions - $[***];
c)
Cyber & Privacy Liability - $[***];
d)
Worker’s Compensation – [***];
e)
Employer’s Liability - $[***] per occurrence, including bodily injury coverage;
f)
Umbrella/Excess Liability - $[***] each occurrence and aggregate;
g)
Products liability insurance exclusive of the above coverage for general liability, with a per claim limit of [***] ($[***]) and an aggregate limit of [***] ($[***]).

Bachem further agrees to maintain any other coverage required by any relevant legislation for Bachem to comply fully with all relevant statutory requirements relating directly or indirectly to the performance of the

Agreement and all Statements of Work hereunder. All above coverages shall remain in effect during the term of the Agreement.

If any of the above-described insurance policies are written on a claims-made basis, then such policy or policies shall be maintained during the entire period of the Agreement and for a period of no less than [***]

following the termination or expiration of the Agreement. Bachem represents and warrants that any retroactive date under such policies shall precede the effective date of this Agreement. The above-described insurance policies will be issued by insurance carriers with a minimum A-VII or better by A.M. Best. The limits required under the insurance requirements can be satisfied through any combination of primary and um-brella/excess insurance. Bachem will name Amylyx as an additional insured party under Bachem’s insurance policy and will provide to Amylyx at least [***] prior written notice of any change or cancellation to Bachem’s insurance program. Upon execution of this Agreement, and written request by Amylyx, Bachem will provide Amylyx with evidence of its insurance.

Section 9.2 During the term of this Agreement Amylyx shall at their own expense maintain ade-quate insurance cover in respect to the Amylyx undertakings under the provisions of this Agreement.

ARTICLE 10

INDEMNIFICATION

Section 10.1 Bachem’s Indemnification. Bachem agrees to indemnify, defend and hold Amylyx its Affiliates and respective officers, directors, employees, contractors, and agents, (“Amylyx Indemnitees”) harmless from and against any losses, damages, and expenses, including attorneys’ fees (“Losses”) incurred or suffered by an Amylyx Indemnitee based on a claim, demand, action or proceeding (“Claim”) made or brought by a third party as a result of or relating to or arising out of:

a)
The failure of the Product to meet the Specifications at the time of release.
b)
Breach of Bachem's representations and warranties as mentioned in this Agreement herein; or
c)
Any gross negligence or wilful misconduct by Bachem in the Manufacture, release, storage, packaging, handling, or shipping of the Product or the performance of any Product Related Services; or
d)
Bachem’s failure to comply with Applicable Law; or
e)
Any claim of infringement of any valid and enforceable third party’s intellectual property rights by Bachem’s Background Know-How or Background Intellectual Property that is used to per-form the Product Related Services or Manufacture the Product for Amylyx.

The indemnity will not apply to the extent covered by the obligations of Amylyx to indemnify Bachem in Section 10.2.

Section 10.2 Amylyx’s Indemnification. Amylyx agrees to indemnify, defend and hold Bachem harmless from and against any Losses incurred or suffered by Bachem based on a Claim made or brought by a third party as a result of (i) the use or sale of Amylyx’s Pharmaceutical Products (except to the extent that such Losses are within the scope of the indemnification obligation of Bachem under Section 10.1); and/or (ii) any claim arising from any incorrect handling or storing of the Product after its delivery to Amylyx or Amylyx’s designee or agent. The indemnify will not apply to the extent covered by the obligations of Bachem to indemnify in Section 10.1.

Section 10.3 Limitation of Liability.

EXCEPT FOR ANY LIABILITY THAT CANNOT BE EXCLUDED BY APPLICABLE LAW, OR IN CASES OF WILFUL MISCONDUCT AND GROSS NEGLIGENCE, DEATH, BODILY INJURY, OR MANDATORY LIA-BILITY CLAIMS ACCORDING TO APPLICABLE LAW, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR ANY LOSS OF PRODUCTION, LOSS OF INCOME, LOSS OF PROFIT, OR ANY OTHER INDIRECT OR CONSEQUENTIAL, PUNITIVE OR EXEMPLARY DAMAGES, WHETHER FORE-SEEABLE OR NOT THAT ARE IN ANY WAY RELATED TO THIS AGREEMENT.

EXCEPT FOR ANY LIABILITY THAT CANNOT BE EXCLUDED BY APPLICABLE LAW, THE MAXIMUM TOTAL LIABILITY OF EITHER PARTY FOR DAMAGES WHETHER BASED ON CONTRACT LAWS, TORTS, OR ANY OTHER LEGAL THEORY, ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE STATEMENT OF WORK, OR THE PRODUCT, SHALL NOT EXCEED THE TOTAL AMOUNTS PAID/PAY-ABLE BY AMYLYX UNDER THE STATEMENT OF WORK WHICH THE CLAIM ARISES; PROVIDED, HOW-EVER, THE CAP ON DAMAGES IS NOT APPLICABLE TO THE RESPONSIBILITIES AND LIABILITIES SET FORTH IN SECTION 3.15 OF THE AGREEMENT.

NOTWITHSTANDING THE FOREGOING, THERE SHALL BE NO LIMIT ON THE MAXIMUM TOTAL LIA-BILITY OF EITHER PARTY FOR DAMAGES ARISING FROM A PARTY’S GROSS NEGLIGENCE, WILFUL MISCONDUCT, INDEMNIFICATION OBLIGATIONS, OR VIOLATION OF MANDATORY APPLICABLE LAW, OR FROM BACHEM’S WILFUL WRONGDOING BREACHING ANY SECTION OF THIS AGREE-MENT AS ADJUDICATED BY A COMPENTENT COURT.

ARTICLE 11

TERM AND TERMINATION

Section 11.1 Term. This Agreement shall commence at the Effective Date and, unless earlier terminated as provided herein, shall remain in force and effect for an initial period of five (5) years and shall be automatically prolonged in consecutive three (3) year periods, unless terminated by Amylyx with [***] written notice prior to the expiry of each term of this Agreement or by either Party in accordance with the termination provisions of this Article 11.

Section 11.2 Termination by Amylyx. [***]. Furthermore, Amylyx will have the right, in its sole discretion, to terminate this Agreement and all SOWs (a) upon [***] prior written notice to Bachem; (b) immediately upon written notice to Bachem if Bachem fails to obtain or maintain any material governmental licenses or approvals required in connection with its obligations under this Agreement; (c) immediately upon written notice to Bachem in the event Amylyx Finished Product does not receive approval from the Competent Authority for commercial sale; (d) immediately upon written notice to Bachem in the event that any Competent Authority causes the withdrawal of Product from the market, and (e) pursuant to Section 4.3 in the event of persistent failure to supply by Bachem. Furthermore, Amylyx shall have the right to terminate any SOW for Product Services upon [***] written notice unless otherwise agreed in the applicable SOW.

Section 11.3 Termination by Bachem. Bachem shall have the right to terminate this Agreement only after the Initial Term has expired. Any such termination shall require Bachem to provide Amylyx with no less than [***] prior written notice, which must be delivered before the end of the then-current renewal term.

Section 11.4 Termination by Either Party. Either Party will have the right to terminate this Agree-ment or any signed SOWs that are pending by written notice to the other Party, upon the occurrence of any of the following:

(a)
the other Party files a petition in bankruptcy, or enters into an agreement with its credi-tors, or applies for or consents to the appointment of a receiver or trustee, or makes an assignment for the benefit of creditors, or becomes subject to involuntary proceedings under any bankruptcy or insolvency law (which proceedings remain undismissed for [***]);
(b)
the other Party fails to cure a material breach of this Agreement within [***] after receiving written notice from the other Party of such breach; or
(c)
Force Majeure Event that will, or continues to, prevent performance (in whole or sub-stantial part) of this Agreement by the other Party for a period of consecutive period of

[***] or prevents performance of this Agreement for in total of [***] in any period of [***].

Section 11.5 Effect of Termination. Bachem will, upon receipt of a termination notice from Am-ylyx, promptly cease performance of the applicable services and will take all reasonable steps to mitigate the out-of-pocket expenses incurred in connection therewith. In particular, Bachem will:

(a)
immediately cancel, to the greatest extent possible, any third party obligations;

(b)
promptly inform Amylyx of any irrevocable commitments made in connection with any pend-ing Purchase Order(s) prior to termination and provide Amylyx with written notice of the amount and location of any remaining materials;

(c)
to the extent possible, promptly return to the vendor for a refund all unused, unopened ma-terials in Bachem’s possession that are related to any pending Purchase Order; provided that Amylyx will have the option, but not the obligation, to take possession of any such ma-terials.

(d)
Unless termination is due to Bachem’s breach or in accordance with 11.2(b), 11.2(e) or 11.4 (c), or if Bachem [***], promptly inform Amylyx of the cost of any remaining unused, unreturnable materials ordered pursuant to any pending Purchase Order(s), and either deliver such materials to Amylyx (or its designee) or properly dispose of them, as instructed by Amylyx; and

(e)
perform only those services and activities mutually agreed upon by Amylyx and Bachem as being necessary or advisable in connection with the close-out of any pending Purchase Or-der(s).

(f)
credit or refund Amylyx any money paid in advance or held at Bachem for services not ren-dered or for materials not procured, in Amylyx’s sole discretion, within [***] of termination or expiration of the Agreement.

Section 11.6 Return of Materials/Confidential Information. Upon the expiration or termination of this Agreement for any reason, Recipient agrees, except as otherwise provided in this Agreement, to re-turn to Discloser all documentation or other tangible evidence or embodiment of Discloser’s Confidential Information and not to use such Confidential Information, unless otherwise agreed. Notwithstanding the foregoing, Recipient may retain one archival copy of Discloser’s Confidential Information in order to monitor Recipient’s ongoing obligations of confidentiality and non-use under this Agreement; provided that such ar-chival copy must be kept confidential in accordance with this Agreement.

Section 11.7 Amylyx responsibilities in the event of Termination.

(a)
In the event of termination of a SOW for Product Related Services upon [***] notice pursuant to Section 11.2 Amylyx will make to Bachem any payments due, up to the time of termi-nation or expiration, for Product Related Services properly performed in accordance with the ap-plicable SOW;
(b)
In the event of termination of this Agreement pursuant to Section 11.2(a) the responsibilities of Amylyx are subject to the termination obligations set forth in Section 11.5 and furthermore Am-ylyx shall be responsible for the purchase of Product under any confirmed Purchase Orders. Pro-vided, however, [***]. Furthermore, Bachem shall not invoice Amylyx for the Termination Fee until the end of the [***] mitigation pe-riod.
(c)
In the event of termination of this Agreement by Amylyx pursuant to Sections 11.2 (b), 11.2 (e),

11.4 (b) or 11.4 (c) the responsibilities of Amylyx are subject to the applicable termination obliga-tions set forth in Section 11.5 and furthermore, all Purchase Orders shall be cancelled without any fees owed by Amylyx.

(d)
In the event of termination of this Agreement pursuant to Section 11.4(a) Amylyx shall remain bound to pay for Purchase Orders fulfilled up to the effective date of termination.

Section 11.8 [***] and Section 11.2 (c) and (d) Termination. In the event that Amylyx cancels or defers any Manufacturing Services under a mutually agreed upon Pur-chase Order in case of [***] or Termination pursuant to either Section 11.2(c) or 11.2 (d), Amylyx shall reimburse Bachem for any documented non-cancellable costs incurred and/or committed (e.g. for raw materials purchased specifically or produced in-house at Bachem and required for the Manufacture of Product that cannot be reasonably cancelled or repurposed for use with another customer or product) as well as the following termination/deferment fees:

[***]	[***]
[***]	[***]
[***]	[***]

The maximum amount payable shall not exceed 100% of the agreed amount indicated in the applicable Purchase Order. Notwithstanding the above, [***]. Furthermore, Bachem shall not invoice Amylyx for the Ter-mination Fee until the end of the [***] mitigation period.

The termination fee will be reduced proportionally if Amylyx [***].

Amylyx shall be allowed to defer any of the Product Related Services pursuant to a Change Order and without additional fees.

Section 11.9 Survival. Expiration or termination of this Agreement for any reason will not relieve either party of any obligation accruing prior to such expiration or termination. Further, the provisions of Sec-tions 3.13, 3.14, 3.15, 3.16, 8.1, 9.1,10.1, 10.2, 10.3, 11.5, 11.6, 11.7, 12.7, 13.2, 13.3, Article 6, 7.3, and

the corresponding provisions of the applicable Quality Agreement will survive any termination or expiration of this Agreement.

ARTICLE 12 MISCELLANEOUS

Section 12.1.1 Supplier Code of Conduct. Bachem acknowledges and accepts the principles set forth in Amylyx’s Supplier Code of Conduct or has adopted policies that embody reasonably comparable principles to Amylyx’s Supplier Code of Conduct through its own Code of Conduct (located at https://www.bachem.com/about-bachem/company-overview/leadership/code-of-conduct)

Section 12.1.2 Compliance with Data Privacy Laws. Bachem shall comply with all applicable data privacy laws and regulations, including, but not limited to, the EU and UK General Data Protection Regulations (GDPR), the U.S. Federal Health Insurance Portability and Accountability Act (HIPAA), and the California Consumer Privacy Act (CPPA), as amended, and equivalent U.S. state privacy laws (“Data Privacy Laws”).

Section 12.1.3 Data Controller and Data Processor. The Parties acknowledge and agree that they do not intend for any significant or meaningful processing or transfer of Personal Data between them. In so far as and inasmuch as this nevertheless occurs, the Parties acknowledge that Bachem is the data controller relating to Bachem Personal Data and Amylyx is the data processor with respect to Bachem Per-sonal Data, and vice versa, Amylyx is the data controller relating to Amylyx Personal Data and Bachem is the data processor with respect to Amylyx Personal Data. The respective data controller is responsible for the lawfulness of the data transfer to the data processor as well as for the lawfulness of further data pro-cessing.

Section 12.1.4 Additional Data Protection Obligations. Both Parties will execute and comply with such data protection and documentation obligations as may be required by Bachem and notified to Amylyx and vice versa, as may be required by Amylyx and notified to Bachem.

Section 12.1.5 Data Privacy Incident Notification. In the event of an actual or suspected data breach affecting Amylyx Data, Bachem will promptly notify Amylyx and provide information regarding the nature and potential impact of the incident and steps to be taken to investigate and/or mitigate the conse-quences.

Section 12.2 Force Majeure. Except for payment obligations, neither Party will be responsible for delay or failure in performance resulting from Force Majeure. The Party affected by a Force Majeure shall, not later than [***] after the commencement of such event, give the other Party notice of the event and shall use all reasonable means to resume full performance of its obligations under this Agree-ment as soon as commercially possible. In the event that the Force Majeure continues for a continuous period of [***] or affects performance of this Agreement for [***] in any period of [***] either Party may terminate this Agreement by service of notice in writing.

Section 12.3 Assignment. This Agreement may not be assigned by either Party without the prior written consent of the other, except that either Party may with prior notice assign its rights and/or obligations hereunder to any person succeeding to all or substantially all of the business or assets of the Party relating to the Product whether through purchase, merger, consolidation or otherwise; provided, the assignee exe-cutes an agreement with the non-assigning Party whereby the assignee agrees to be bound by the obliga-tions of this Agreement. Subject to the foregoing sentence, this Agreement shall bind and inure to the benefit of the Parties hereto and their respective successors and assigns.

Section 12.4 Notices. Any notice, request, delivery, approval or consent required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been sufficiently given if delivered in person, by e-mail with a confirming copy, sent by overnight courier or registered mail to the Party to whom it is directed at its address shown in Exhibit B of this Agreement. All notices to Amylyx must be sent via the e-mail address provided in Exhibit B. The addresses and Party representatives may be changed by either Party by providing notice to the other in the manner set forth in this Agreement.

Section 12.5 Entire Agreement, Severability. Without excluding or limiting either Party’s liability for fraud or fraudulent misrepresentation, this Agreement and the Exhibits hereto constitute the entire agree-ment among the Parties with regard to the commercial manufacturing, release, and supply of the Product and supersedes any prior understandings or agreements, written or oral, that relate to the subject hereof. There are no other expressed or implied representations, warranties, conditions, agreements or undertakings except those expressly stated herein. This Agreement may not be amended except in a signed writing by both Parties. If any provision of this Agreement is or becomes invalid, illegal or unenforceable, then such provision shall not affect the validity of any other provision of this Agreement and such invalid, illegal or unenforceable provision will be replaced by a valid, legal and enforceable provision which best meets the economic purpose of the replaced provision. In the case of any conflict or inconsistency between the terms of this Agreement and the terms of the Quality Agreement, this Agreement shall prevail in commercial mat-ters, and the Quality Agreement shall prevail in all cGMP relevant matters.

Section 12.6 Counterparts and Electronic Signatures. This Agreement may be entered into any number of counterparts, each of which when signed (whether in original or electronic form) and delivered shall constitute one single agreement between the Parties hereto. As an alternative to handwritten signatures on a hardcopy, electronic signatures of duly authorized representatives of the Parties shall have the full force and effect of an original signature.

Section 12.7 Confidentiality. Each Party receiving Confidential Information hereunder (the “Re-cipient”) from the other Party, or from such other Party’s Affiliates (the “Discloser”) shall treat as strictly con-fidential the Confidential Information received, and agrees that it will (i) make no use of any of the Confidential Information, except for the purpose of the performance of this Agreement (the “Purpose”), (ii) not disclose such Confidential Information to third parties and (iii) take reasonable precautions to prevent unauthorized disclosure of such Confidential Information. Recipient will protect the Confidential Information disclosed to it by using reasonable precautions to prevent the unauthorized disclosure, dissemination or use of the Confi-dential Information, which precautions will not be less than those exercised by Recipient for its own confi-dential or proprietary confidential information of a similar nature. Recipient may only provide the Confidential Information of Discloser for the Purpose to the directors, officers, and employees of Recipient and its Affiliates (“Representatives”) who are directly concerned with the Purpose and who are informed of the confidential nature of the Confidential Information and who are bound to Recipient by employment or written agreement by obligations of confidentiality and non-use no less restrictive than those contained herein. Recipient shall be responsible for any breach of this Agreement by its Representatives, which shall be considered a breach by Recipient.

The foregoing obligations shall survive the expiration or termination of this Agreement for [***]. These obligations shall however not apply to any Confidential Information that:

(a)
Other than a disclosure under the Development Agreement, at the time of first disclosure by Discloser, was already in Recipients’ possession, as shown by written evidence; or
(b)
At the time of first disclosure by Discloser is in the public domain or subsequently enters the public domain through no fault of Recipient; or
(c)
Has been received from a third party which did not acquire it under confidence directly or indirectly from Discloser; or
(d)
Is independently developed by the Recipient without benefit of the Confidential Information of the Discloser, as evidenced by written records; or

Notwithstanding any other provision of this Agreement, the Recipient may disclose Confidential Information of the Discloser to the extent required, as advised by counsel, in response to a valid order of a court or other governmental body or as required by law or regulation. But the Recipient will advise the Discloser in advance of the disclosure and limit the required disclosure to the extent practicable and permissible by the order, law, regulation or any other Applicable Law, will reasonably cooperate with the Discloser, if required, in seeking an appropriate protective order or other remedy, and will otherwise continue to perform its obligations of confidentiality set out in this Agreement. Notwithstanding the above, Bachem shall not be prohibited from disclosing requested Amylyx Confidential Information to Competent Authorities at the time of request during an onsite inspection; provided, however, such information shall still be deemed Amylyx Confidential Infor-mation and will continue to be held in confidence under the obligations of this Agreement.

Upon Discloser’s written request which may be made at any time, Recipient shall return to Discloser or de-stroy (as directed by Discloser) all copies of Confidential Information and all unused samples in a manner consistent with Applicable Laws. The Recipient may retain one copy of any such Confidential Information in a confidential file for record purposes only. Notwithstanding the foregoing, the Disclosure acknowledges that the Recipient may maintain back up of documents held on its computer systems in accordance with its normal IT systems policy, provided, such documents remain subject to the confidentiality obligations set forth in this Section 12.7.

Amylyx shall not take any photographs or video of Bachem’s facilities, equipment, processes or documents, nor use any other audio or visual recording system or equipment including, without limitation camera phones for any purpose.

Section 12.8 No rights in Favor of Third Parties. This Agreement shall not create any rights in favor of third parties, and this Agreement is not intended for the benefit of any third party, and the Parties do not intend that any term of this Agreement should be enforceable by a third party either under the Contracts (Rights of Third Parties) Act 1999 or otherwise.

Section 12.9 No Joint Venture, No Representation. Nothing contained in this Agreement shall be construed to establish a joint venture or partnership as between the Parties, nor is either Party entitled to represent, make binding declarations for, or act on behalf of any other Party unless such is expressly stated herein.

ARTICLE 13

LANGUAGE, LAW, JURISDICTION AND FINAL PROVISIONS

Section 13.1 Language. This Agreement is made in the English language.

Section 13.2 Amicable Resolution. Any disputes relating to issues arising from this Agreement shall, in the absence of resolution within [***] of the dispute arising, be referred to a steering committee (consisting of two (2) senior officers of each Party), who shall discuss the matter and attempt in good faith to resolve it by mutual consent. The steering committee shall meet once online or face-to-face within [***] to discuss and resolve the dispute. If the steering committee cannot resolve the dispute within [***] of their initial meeting, either Party may initiate litigation proceed-ings.

Section 13.3 Applicable Law. This Agreement shall be exclusively governed and construed by the substantive laws the State of New York excluding its conflict of law’s provisions. The Parties hereby submit to the exclusive jurisdiction of the applicable courts in New York.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their au-thorized representatives on the Effective Date.

Torrance, Sep 8, 2026

Bachem Americas, Inc.

By: /s/ Loubna Kerkeb By: /s/ Christopher J McGee Loubna Kerkeb Christopher J McGee

President VP, Head Global Business Development

Cambridge, Sep 8, 2026

Amylyx

By: /s/ Joshua Cohen Joshua Cohen

Co-CEO

List of Exhibits:

Exhibit A: Prices

Exhibit B: Contact Information

Exhibit C: Statement of Work Template